UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                                  June 20, 2003
                Date of Report (Date of earliest event reported)

                          Discovery Laboratories, Inc.
             (Exact name of Registrant as specified in its charter)

          Delaware                    000-26422                 94-3171943
(State or other jurisdiction   (Commission File Number)        (IRS Employer
      of incorporation)                                   Identification Number)

                           350 Main Street, Suite 307
                         Doylestown, Pennsylvania 18901
                    (Address of principal executive offices)

                                 (215) 340-4699
              (Registrant's telephone number, including area code)

          (Former name or former address, if changed since last report)

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Item 5. Other Events

            On June 20, 2003, Registrant issued a press release to announce the completion of a private placement (the "Offering") on that date (the "Closing Date"), in which Registrant raised approximately $27.5 million in gross proceeds pursuant to definitive purchase agreements executed on June 18, 2003. Pursuant to the Offering, Registrant issued units consisting of an aggregate of approximately 5.0 million shares of common stock, par value $.001 per share ("Common Stock"), and Class A Investor Warrants (the "Warrants") to purchase an aggregate of approximately 1.0 million shares of Common Stock with an initial exercise price of $6.875 per share of Common Stock. Registrant anticipates using the net proceeds of approximately $26 million generated from the Offering for working capital and for other general corporate purposes, primarily the continuing research and development of Registrant's products.

            The Offering was not registered under the Securities Act of 1933 (the "Securities Act"), in reliance on the exceptions set forth in Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder. Each of the purchasers in the Offering represented that it is an accredited investor, as defined by Rule 501 promulgated under the Securities Act, and certificates representing the shares of Common Stock and the Warrants issued in connection with the Offering will contain appropriate legends to reflect the restrictions on transfer imposed by the Securities Act.

            The shares of Common Stock issued in connection with the Offering, and the shares of Common Stock issuable upon the exercise of the Warrants (collectively, the "Registrable Shares", are entitled to certain registration rights. Registrant is required to file with the Securities and Exchange Commission (the "SEC") a registration statement for the resale of the Registrable Shares within 45 days after the Closing Date, and to use its best efforts to cause the registration statement to be declared effective by the SEC by the earlier of 90 days following the Closing Date and the 5th trading day following SEC notice that the registration statement is no longer subject to review. If Registrant fails to obtain such effectiveness by such date, it will owe each purchaser 1% of the purchaser's purchase price for the Common Stock and Warrants purchased in the Offering for each subsequent 30-day period until the registration statement is declared effective by the SEC. Subject to certain limitations, Registrant will not be required to make any such payment to any purchaser if and to the extent that a delay in obtaining the effectiveness of the registration statement is the result of such purchaser's failure to provide Registrant with information necessary to complete the registration statement. Any such payment will be limited to a maximum of 1% of the purchaser's aggregate purchase price if the delays associated with the registration statement becoming effective are directly caused by the SEC failing to respond within a customary time period, are not attributable to the Company, and the Company has complied and continues to comply with its obligation to use its best efforts to cause the registration statement to be declared effective.

            Subject to certain, limitations, the Company is entitled to redeem the Warrants, upon 60 days written notice, for $.001, per share of Common Stock issuable upon exercise of such Warrants, once the reported average closing sales price of the Common Stock on the SmallCap Market of the National Association of Securities Dealers, Inc. Automated Quotations

System ("Nasdaq") (or if the Common Stock is then traded or included for quotation thereon, on the Nasdaq National Market or other national securities exchange, as the case may be) at 4PM (New York time) for any 20 out of 30 consecutive trading days immediately prior to such date, including each of the final 10 consecutive trading days of such 30 day period, exceeds $5.50 (subject to appropriate adjustment in the event of any stock splits, combinations, recapitalizations or similar events) (the "Share Price") by at least 300% with a minimum average daily trading volume for such 30 day period of at least $50,000 based upon the closing sales price, regular way, as reported by Nasdaq for such period (a "Trading Threshold"). Further, from time to time and at any time after a Trading Threshold has been met, the purchasers are entitled to the exercise of the Warrants on a cashless basis, provided that the then current market price of the Common Stock exceeds 300% of the Share Price at the time of such exercise. The description of the terms and conditions of the Warrants is qualified by reference to the definitive terms and conditions of the Warrants, a form of which is filed as an exhibit to this Report.

Item 7. Financial Statements, Pro Forma Financial Statements and Exhibits

      (c) Exhibits:

            4.1   Form of Class A Investor Warrant.

            99.1  Press Release dated June 20, 2003.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              Discovery Laboratories, Inc.


                              By: /s/ Robert J. Capetola, Ph.D.
                                  -------------------------------
                                  Name:  Robert J. Capetola, Ph.D.
                                  Title: President and Chief Executive Officer

Date: June 20, 2003